                                                                    EXHIBIT 4.1




                       [FORM OF FACE OF FIXED RATE NOTE]

                       CIGNA CORPORATION
                       MEDIUM-TERM NOTE, SERIES E
                       DUE 9 MONTHS TO 50 YEARS
                       FROM DATE OF ISSUE


REGISTERED                                                           REGISTERED
No. FXR-                                                     [Principal Amount]
                                                                     CUSIP:

[IF THIS IS A GLOBAL NOTE, INSERT -- THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK 10004, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT -- FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL
ISSUE DISCOUNT ON THIS SECURITY IS ....% OF ITS PRINCIPAL AMOUNT, THE ISSUE
DATE IS .........., 19... AND THE YIELD TO MATURITY IS ....% (, THE METHOD USED
TO DETERMINE THE YIELD IS .... AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT
APPLICABLE TO THE SHORT ACCRUAL PERIOD OF ........, 19... TO .........., 19...
IS ....% OF THE PRINCIPAL AMOUNT OF THIS SECURITY)]

 PRINCIPAL AMOUNT:                  ORIGINAL ISSUE DISCOUNT NOTE:


 ISSUE DATE:                        ISSUE PRICE:

 INTEREST RATE:

 INTEREST PAYMENT DATES:
                                    If applicable, the following will be
                                    completed solely for the purpose of
                                    applying the United States Federal income tax original issue discount ("OID") rules:
 INITIAL INTEREST PAYMENT DATE:
                                    TOTAL AMOUNT OF OID:

                                    YIELD TO MATURITY:

                                    METHOD USED TO DETERMINE
                                    YIELD:
 REGULAR RECORD DATE:

                                    INITIAL ACCRUAL PERIOD OID:

 STATED MATURITY:


 INITIAL REDEMPTION DATE:


 INITIAL REDEMPTION
 PERCENTAGE:


 OPTIONAL REPAYMENT DATES:


 SPECIFIED CURRENCY:


 EXCHANGE RATE AGENT:


 OTHER TERMS:

         CIGNA CORPORATION, a Delaware corporation (herein called the "Company", for value received, hereby promises to pay to
..............................................., or registered assigns, the principal amount set forth above on the Stated Maturity specified above (except to the extent redeemed prior to the Stated Maturity) [if the Note is to bear interest prior to Maturity, insert -- , and to pay interest thereon from the Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 (each an "Interest Payment Date") in each year unless otherwise specified on the face hereof, commencing on the Initial Interest Payment Date specified above, computed on the basis of a 360-day year consisting of twelve 30-day months, at the interest rate per annum specified above until the principal hereof is paid or made available for payment [if applicable, insert --, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ....% per annum on any overdue principal and premium and on any overdue instalment of interest]. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or maturity, as the case may be. Any payment on any Note due on any day which is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date. As used herein unless otherwise specified, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or European Currency Units ("ECUs"), in the principal financial center in the country issuing the Specified Currency and
(ii) with respect to Notes denominated in ECUs, Brussels. The interest so payable, and punctually paid or duly provided for, on any Interest Payment
Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which, unless otherwise specified on the face hereof, shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Note is not to bear interest prior to Maturity, insert -- The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Note shall bear interest at the rate of
....% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not paid on demand shall bear interest at the rate of ......% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. Any payment on any Note due on any day which is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date. As used herein unless otherwise specified, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars or European Currency Units ("ECUs"), in the principal financial center in the country issuing the Specified Currency and (ii) with respect to Notes denominated in ECUs, Brussels.]

         Payment of the principal of (and premium, if any) and any interest due at maturity on this Note to be made in U.S. dollars will be made upon surrender of this Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York (or at such other place as the Company may determine), provided that the Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of any interest on this Note to be made in U.S. dollars other than at maturity will be made, at the option of the Company, by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Trustee by such Person.

         [If this Note is denominated in a Specified Currency other than U.S. dollars, insert - Payments of principal of (and premium, if any) and any interest on this Note will be made by wire transfer to an account designated by the Holder hereof with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, Brussels) or other jurisdiction, in each case, acceptable to the Company and the Trustee, as shall have been designated in writing by the Holder of such Note, (i) with respect to payments of interest, on or prior to the fifth Business Day after the relevant Regular Record Date and (ii) with respect to payments of principal (and premium, if any) 10 Business Days prior to maturity, provided that, in the case of payment of principal of (and premium, if any) and any interest due at maturity on this Note, this Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. [If this Note is a Global Note, insert -- As used in the preceding sentence, "Business Day" means a day on which the Depository is open for business.] If appropriate wire transfer instructions are not so received, interest payments (other than interest payable at maturity) may be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Security Register.]

         [Payments of interest and principal (and premium, if any) for any Note denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date or at maturity of such Note, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its corporate trust office on or prior to the relevant Regular Record Date or on or prior to the date 15 calendar days prior to maturity. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments with respect to such Note payable to such Holder, unless such request is revoked (i) with respect to payments of interest, on or prior to the fifth Business Day after the relevant Regular Record Date and (ii) with respect to payments of principal (and premium, if any) 10 Business Days prior to maturity. [If this Note is a Global Note, insert -- As used in the preceding sentence, "Business Day" means a day on which the Depository is open for business.]

         The U.S. dollar amount to be received by a Holder of a Note denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the Exchange Rate Agent stated on the face hereof (or any successor agent appointed by the Company) based upon the quotation for the relevant Specified Currency appearing at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date in Reuters Real Time Date Feed (or if such service is not available, such other service furnished from time to time by Reuters or, if Reuters does not furnish such service, Telerate, as the Exchange Rate Agent deems appropriate) bid by one of at least three recognized foreign exchange dealers agreed to by the Company and the Exchange Rate Agent (one of which may be the Exchange Rate Agent) which will yield the largest number of U.S. dollars upon conversion from such Specified Currency. If three such bid quotations are not available on the second Business Day preceding the date of payment of principal (and premium, if any) or interest for any such Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the holder thereof by deductions from such payment.]

         Except as set forth below, if the principal of (and premium, if any) or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Exchange Rate (as defined herein) on the date of such payment or, if the Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

         If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

         The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or the Exchange Rate Agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The

U.S. dollar equivalent of each of the Components shall be determined by the Company or such agent on the basis of the most recently available Exchange Rates for such Components.

         If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the appropriate amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the appropriate amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

         All determinations referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the Holder of this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                         CIGNA CORPORATION

                                                    By.........................

Attest:

........................

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.


                                                    ...........................,
                                                                      As Trustee
                                                                      ----------

                                                    By..........................
                                                              Authorized Officer
                                                              ------------------

                      [FORM OF REVERSE OF FIXED RATE NOTE]

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one series under an Indenture, dated as of January 1, 1994 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Marine Midland Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemented thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $800,000,000 or its equivalent in one or more currencies or composite currencies.

         [If applicable, insert -- The Notes are subject to redemption upon not more than 60 nor less than 30 days' notice by mail, [if applicable, insert --
(1) on ........... in any year commencing with the year ...... and ending with the year ...... through operation of the sinking fund at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert -- on or after .........., 19..], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert -- on or before
..............., ...%, and if redeemed] during the 12-month period beginning
............. of the years indicated,



                       Redemption                                   Redemption
 Year                      Price                 Year                 Price
 ----                  -------------             ----               ----------





and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- The Notes are subject to redemption upon not more than 60 nor less than 30 days' notice by mail, (1) on ............ in any year commencing with the year .... and ending with the year .... through operation of the sinking fund at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert -- on or after ............], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ............ of the years indicated,


                                                             Redemption Price
                          Redemption Price                    For Redemption
                           For Redemption                     Otherwise Than
                         Through Operation                   Through Operation
 Year                   of the Sinking Fund                 of the Sinking Fund
 ----                   -------------------                 -------------------






and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- Notwithstanding the foregoing, the Company may not, prior to ............., redeem any Notes as contemplated by [if applicable, insert -- Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company

(calculated in accordance with generally accepted financial practice) of less than .....% per annum.]

         [If applicable, insert -- The sinking fund for the Notes provides for the redemption on ............ in each year beginning with the year ....... and to and including the year ...... of [if applicable, insert -- not less than
$.......... ("mandatory sinking fund") and not more than] $......... aggregate principal amount of Notes. Notes acquired or redeemed by the Company otherwise than through [if applicable, insert -- mandatory] sinking fund payments may be credited against subsequent [if applicable, insert -- mandatory] sinking fund payments otherwise required to be made [if applicable, insert -- , in the inverse order in which they become due].]

         [If the Note is subject to redemption, insert -- In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants and certain Events of Default, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         [If the Note is not an Original Issue Discount Note, insert -- If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.]

         [If the Note is an Original Issue Discount Note, insert -- If an Event of Default with respect to the Notes shall occur and be continuing, an amount of principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Issue Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes shall terminate.]

         [If the Note is a Global Note, insert -- This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depository with respect to this Global Note or its nominee only if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence it shall be exchangeable for Notes issuable in denominations of $1,000 and any integral multiple thereof, registered in such names as such Depository shall direct.]

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes at the time Outstanding, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice to the Trustee of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) (and subject to the provisions regarding Defaulted Interest in the Indenture) any interest on this Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date).

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         This Note, and any Note or Notes of this series issued upon transfer or exchange hereof, is issuable only in registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise specified on the face hereof, are issuable only in denominations of U.S. $100,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, the authorized denominations will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the first Business Day in The City of New York and the country issuing such currency (or, in the case of ECUs, Brussels) next preceding the date on which the Company accepts the offer to purchase such
Note, to U.S. $........ (rounded down to an integral multiple of ........ units of such Specified Currency) and any greater amount that is an integral multiple of ........ units of such Specified Currency.  As provided in the
Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for other Notes of a like aggregate principal amount and of like tenor but of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                 ABBREVIATIONS


      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM-as tenants in common
   TEN ENT-as tenants by the entireties
   JT TEN-as joint tenants with right of survivorship and not as tenants in common


   UNIF GIFT MIN ACT-........Custodian...............
                      (Cust)                 (Minor)

   Under Uniform Gifts to Minors Act...................
                                              (State)


      Additional abbreviations may also be used though not in the above list.

                              -------------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Company, with full power of substitution in the premises.


Dated:__________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.